UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 6, 2018

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.                            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 6, 2018, Owens-Illinois, Inc. (the “Company”) issued a press release announcing its results of operations for the year ended December 31, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.                            OTHER EVENTS.

On February 6, 2018, the Company announced that its Board of Directors had authorized a $400 million share repurchase program for the Company’s common stock.

Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, accelerated share repurchase programs, or otherwise, all in accordance with the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

The Company expects to repurchase approximately $100 million of the Company’s common stock in 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions,  disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (5) consumer preferences for alternative forms of packaging, (6) cost and availability of raw materials, labor, energy and transportation, (7) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (8) consolidation among competitors and customers, (9) the Company’s ability to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (10) unanticipated expenditures with respect to environmental, safety and health laws, (11) unanticipated operational disruptions, including higher capital spending, (12) the Company’s ability to further develop its sales, marketing and product development capabilities,  (13) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (14) the Company’s ability to prevent and detect cybersecurity threats against its information technology systems, (15) the Company’s ability to accurately estimate its total asbestos-related liability or to control the timing and occurrence of events related to asbestos-related claims, (16) changes in U.S. trade policies, (17) the Company’s ability to achieve its strategic plan, and the other risk factors discussed in the Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this Current Report on Form 8-K.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit
No.	Description
99.1	Press Release dated February 6, 2018, announcing results of operations for the year ended December 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: February 6, 2018	By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and
Chief Financial Officer